Funko Reports First Quarter 2022 Financial Results

Record First Quarter net sales

Raises full year net sales and adjusted EPS guidance to $1.275 to $1.325 billion and $1.80 to $1.90 respectively

EVERETT, Wash. May 5, 2022 -- Funko, Inc. ("Funko,” or the “Company”) (Nasdaq: FNKO), a leading pop culture lifestyle brand, today reported its consolidated financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Financial Highlights
•Net sales increased 63.0% y/y to $308.3 million
•Net income grew 31.0% y/y to $14.5 million
•Adjusted EBITDA2 increased 21.8% y/y to $36.3 million
•GAAP earnings per diluted share of $0.23
•Adjusted earnings per diluted share2 of $0.34

First Quarter 2022 Operating Highlights
•Sustained demand from Funko fans drove strong global sales growth reflecting broad-based strength across geographies, brands and channels. U.S. net sales increased 70.1% y/y to $232.2 million, Europe net sales increased 43.5% y/y to $57.1 million, and Other International net sales increased 48.3% y/y to $19.1 million
•Core Collectible Brands grew 52.8% reflecting innovation in our largest collectible brand, Pop!, which grew 42.8% y/y, with incremental contributions from our high-growth emerging brands including Soda and our newest additions, Vinyl Gold and Popsies
•Loungefly net sales increased 103.5% y/y to $50.1 million and collectively the Toy & Game Brands and Digital Brands increased 140.0% y/y to $18.6 million, demonstrating strong execution of Funko’s net sales diversification strategy
•Direct-to-consumer sales increased 36% due to higher conversion rates applied to increased traffic to our DTC e-commerce sites
•The Company maintained its Digital Pop! NFT momentum, with increased drop frequency and successful execution of the first digital token redemption cycle for associated limited edition physical Pop! collectibles
•In partnership with Warner Bros., the Company released its Scooby Doo Digital Pop! NFT collection, the largest drop through Q1

“We are very pleased with our first quarter results, which build on the strength and momentum we achieved in 2021. We continue to outperform expectations, effectively navigating ongoing headwinds in the global supply chain and demonstrating the strength of Funko’s pop culture platform,” said Andrew Perlmutter, Chief Executive Officer. “Our results in the first quarter were broad-based, with ongoing strength across brand categories, geographies and channels. Looking ahead, we remain intently focused on executing against our strategic growth pillars including innovating within our core collectibles category, revenue diversification, growing our DTC business and international opportunities.”

First Quarter 2022 Financial Results

The tables below show the breakdown of net sales on a geographical, brand category and product category basis (in thousands):

	Three Months Ended March 31,		Period Over Period Change
	2022	2021	Dollar	Percentage
Net sales by brand category:
Core Collectible	$239,647	$156,804	$82,843	52.8%
Loungefly	50,103	24,626	25,477	103.5%
Other	18,593	7,747	10,846	140.0%
Total net sales	$308,343	$189,177	$119,166	63.0%

	Three Months Ended March 31,		Period Over Period Change
	2022	2021	Dollar	Percentage
Net sales by geography:
United States	$232,165	$136,521	$95,644	70.1%
Europe	57,057	39,765	17,292	43.5%
Other International	19,121	12,891	6,230	48.3%
Total net sales	$308,343	$189,177	$119,166	63.0%

	Three Months Ended March 31,		Period Over Period Change
	2022	2021	Dollar	Percentage
Net sales by product:
Figures	$240,106	150,644	$89,462	59.4%
Other	68,237	38,533	29,704	77.1%
Total net sales	$308,343	189,177	$119,166	63.0%

Gross margin1 declined 610 basis points to 35.3% compared to 41.4% in the first quarter of 2021, reflecting higher freight expense due to supply chain inflation.

SG&A expenses increased 53.0% to $78.4 million or 25.4% of net sales compared to $51.3 million or 27.1% of net sales in the first quarter of 2021, driven primarily by operating leverage from strong net sales growth.

Net income was $14.5 million and net income margin was 4.7%, compared to net income of $11.1 million and net income margin of 5.9% in the first quarter of 2021. Adjusted Net Income2 (non-GAAP) was $18.4 million compared to Adjusted Net Income2 of $13.0 million in the first quarter of 2021. Adjusted EBITDA2 in the first quarter of 2022 was $36.3 million and Adjusted EBITDA margin2 was 11.8%, compared to Adjusted EBITDA2 of $29.8 million and Adjusted EBITDA margin2 of 15.7% in the first quarter of 2021. A reconciliation of these non-GAAP measures to GAAP is provided below.

Balance Sheet Highlights
Total liquidity3 as of March 31, 2022 totaled $133.1 million, a decrease of 11.1% compared to March 31, 2021. Total liquidity was comprised of cash and cash equivalents of $33.1 million and total revolver availability of $100.0 million.

As of March 31, 2022, total debt was $168.9 million, a decrease of 7.7% compared to a year ago. Total debt includes the amount outstanding under the Company's term loan facility, net of unamortized discounts.

Inventories at the end of the first quarter of 2022 totaled $161.5 million, up 160.8% compared to a year ago. Reported inventory includes in-transit inventory, which comprised 40% of total inventory, reflecting a significant increase in trans-ocean times due to pandemic-related supply chain disruptions.

Outlook
The Company expects the following full year 2022 financial results:
•Net sales of $1.275 to $1.325 billion (24% to 29% y/y);
•Adjusted EBITDA margin2 of approximately 14.6% at the midpoint of our revenue range. This reflects ongoing trans-ocean freight inflation, as well as approximately 80 bps of headwind from one-time project spend associated with the consolidation and relocation of our U.S.-based distribution center and the implementation of our new ERP system;
•Adjusted Net Income2 of $98.6 million to $103.8 million, based on a blended tax rate of 25%; and
•Adjusted Earnings per Diluted Share2 of $1.80 to $1.90, based on estimated adjusted average diluted shares outstanding of 54.6 million for the full year.
In the second quarter of 2022, the Company anticipates the following results:
•Gross margin lower sequentially, as we continue to face inflationary freight pressure;
•SG&A as percent of net sales to increase sequentially, reflecting one-time project spend on our distribution center relocation, and ERP implementation; and
•Lower gross margin and higher SG&A as a percent of sales, which are expected to reduce adjusted EBITDA margin sequentially before recovering in the second half of this year

1Gross margin is calculated as net sales less cost of sales (exclusive of depreciation and amortization) as a percentage of net sales.
2Adjusted Net Income, Adjusted Earnings per Diluted Share, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. For a reconciliation of historical Adjusted Net Income, Adjusted Earnings per Diluted Share and Adjusted EBITDA to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press release. A reconciliation of Adjusted Net Income, Adjusted Earnings per Diluted Share and Adjusted EBITDA margin outlook to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to certain items. However, in 2022 the Company expects equity-based compensation of approximately $12.8 million, depreciation and amortization of approximately $48.5 million, interest expense of approximately $6.0 million and severance and restructuring expenses of approximately $2.9 million, each of which is a reconciling item to Net Income. See "Non-GAAP Financial Measures" for more information.
3Total liquidity is calculated as cash and cash equivalents plus availability under the Company's $100 million revolving credit facility.

Conference Call and Webcast
The Company will host a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, May 5, 2022, to further discuss its first quarter results and business outlook. A live webcast and replay of the event will be available on the Investor Relations section on the Company’s website at investor.funko.com. The replay of the webcast will be available for one year.

About Funko
Headquartered in Everett, Washington, Funko is a leading pop culture lifestyle brand. Funko designs, sources and distributes licensed pop culture products across multiple categories, including vinyl figures, action toys, plush, apparel, housewares and accessories for consumers who seek tangible ways to connect with their favorite pop culture brands and characters. Learn more at www.funko.com, and follow us on Twitter (@OriginalFunko) and Instagram (@OriginalFunko).

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated financial results, the underlying trends in our business including supply chain constraints and inflationary trends, our potential for growth, our strategic growth priorities, our expected liquidity and our strategy. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to execute our business strategy; our ability to maintain and realize the full value of our license agreements; economic downturns and changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; our ability to compete effectively and manage our growth; fluctuations in our gross margin; our dependence on content development and creation by third parties; the ongoing level of popularity of our products with consumers; our ability to manage our inventories; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; our use of third-party manufacturing; risks associated with our international operations and geographic concentration of operations; changes in effective tax rates, tax law, trade law or trade restrictions; foreign currency exchange rate exposure; the possibility or existence of global and regional economic downturns; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; reputational risk resulting from our e-commerce business and social media presence; risks relating to our indebtedness and our ability to secure additional financing; the potential for our electronic data or the electronic data of our customers to be compromised; risks related to the impact of COVID-19 on our business, financial results and financial condition; the influence of our significant stockholder, ACON, and the possibility that ACON’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; volatility in the price of our Class A common stock; and risks associated with our internal control over financial reporting. These and other important factors discussed under the caption “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended March 31, 2022 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations:
investorrelations@funko.com

Media:
pr@funko.com

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2022	2021
	(In thousands, except per share data)
Net sales	$308,343	$189,177
Cost of sales (exclusive of depreciation and amortization shown separately below)	199,649	110,853
Selling, general, and administrative expenses	78,420	51,267
Depreciation and amortization	10,471	10,262
Total operating expenses	288,540	172,382
Income from operations	19,803	16,795
Interest expense, net	1,210	2,237
Other expense, net	397	1,179
Income before income taxes	18,196	13,379
Income tax expense	3,678	2,293
Net income	14,518	11,086
Less: net income attributable to non-controlling interests	4,636	4,572
Net income attributable to Funko, Inc.	$9,882	$6,514
Earnings per share of Class A common stock:
Basic	$0.25	$0.18
Diluted	$0.23	$0.17
Weighted average shares of Class A common stock outstanding:
Basic	40,324	36,194
Diluted	42,529	37,839

Funko, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2022	December 31, 2021
	(In thousands, except per share amounts)
Assets
Current assets:
Cash and cash equivalents	$33,131	$83,557
Accounts receivable, net	188,219	187,688
Inventory	161,502	166,428
Prepaid expenses and other current assets	20,172	14,925
Total current assets	403,024	452,598
Property and equipment, net	84,076	58,828
Operating lease right-of-use assets	75,250	53,466
Goodwill	126,547	126,651
Intangible assets, net	185,951	189,619
Deferred tax asset	77,300	74,412
Other assets	13,183	11,929
Total assets	$965,331	$967,503
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt, net of unamortized discount	$17,411	$17,395
Current portion of operating lease liabilities	16,528	14,959
Accounts payable	54,946	57,238
Income taxes payable	17,978	15,994
Accrued royalties	59,664	58,158
Accrued expenses and other current liabilities	71,993	121,267
Total current liabilities	238,520	285,011
Long-term debt, net of unamortized discount	151,457	155,818
Operating lease liabilities, net of current portion	83,269	50,459
Deferred tax liability	630	648
Liabilities under tax receivable agreement, net of current portion	77,773	75,523
Other long-term liabilities	3,934	3,486

Commitments and Contingencies

Stockholders’ equity:
Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 40,797 and 40,088 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	4	4
Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 10,007 and 10,691 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	1	1
Additional paid-in-capital	260,090	252,505
Accumulated other comprehensive income	142	1,078
Retained earnings	77,932	68,050
Total stockholders’ equity attributable to Funko, Inc.	338,169	321,638
Non-controlling interests	71,579	74,920
Total stockholders’ equity	409,748	396,558
Total liabilities and stockholders’ equity	$965,331	$967,503

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2022	2021
	(In thousands)
Operating Activities
Net income	$14,518	$11,086
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, amortization and other	10,141	10,586
Equity-based compensation	3,369	2,690
Amortization of debt issuance costs and debt discounts	217	322
Other	(9)	805
Changes in operating assets and liabilities:
Accounts receivable, net	(1,108)	17,521
Inventory	3,894	(1,952)
Prepaid expenses and other assets	(3,408)	1,610
Accounts payable	(1,876)	2,483
Income taxes payable	1,991	1,789
Accrued royalties	1,506	(6,619)
Accrued expenses and other liabilities	(52,190)	(2,856)
Net cash (used in) provided by operating activities	(22,955)	37,465

Investing Activities
Purchases of property and equipment	(19,182)	(3,884)
Other	(292)	199
Net cash used in investing activities	(19,474)	(3,685)

Financing Activities
Payments of long-term debt	(4,500)	(7,982)
Distributions to continuing equity owners	(3,408)	(2,445)
Payments under tax receivable agreement	—	(6)
Proceeds from exercise of equity-based options	78	33
Net cash used in financing activities	(7,830)	(10,400)

Effect of exchange rates on cash and cash equivalents	(167)	(938)

Net change in cash and cash equivalents	(50,426)	22,442
Cash and cash equivalents at beginning of period	83,557	52,255
Cash and cash equivalents at end of period	$33,131	$74,697

Funko, Inc. and Subsidiaries
Non-GAAP Financial Measures
(Unaudited)

Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measurements of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, earnings per share or any other performance measure derived in accordance with U.S. GAAP. We define Adjusted Net Income as net income attributable to Funko, Inc. adjusted for the reallocation of income attributable to non-controlling interests from the assumed exchange of all outstanding common units and options in FAH, LLC for newly issued-shares of Class A common stock of Funko, Inc. and further adjusted for the impact of certain non-cash charges and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, certain severance, relocation and related costs, foreign currency transaction losses and other unusual or one-time items, and the income tax expense effect of these adjustments. We define Adjusted Earnings per Diluted Share as Adjusted Net Income divided by the weighted-average shares of Class A common stock outstanding, assuming (1) the full exchange of all outstanding common units and options in FAH, LLC for newly issued-shares of Class A common stock of Funko, Inc. and (2) the dilutive effect of stock options and unvested common units, if any. We define EBITDA as net income before interest expense, net, income tax expense, depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted for non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, certain severance, relocation and related costs, foreign currency transaction losses and other unusual or one-time items. Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales. We caution investors that amounts presented in accordance with our definitions of Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate these measures in the same manner. We present Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Management uses Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations; for planning purposes, including the preparation of our internal annual operating budget and financial projections; as a consideration to assess incentive compensation for our employees; to evaluate the performance and effectiveness of our operational strategies; and to evaluate our capacity to expand our business.

By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our senior secured credit facilities use Adjusted EBITDA to measure our compliance with covenants such as senior leverage ratio. Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in this press release as indicators of financial performance. Some of the limitations are:

•such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measures do not reflect changes in, or cash requirements for, our working capital needs;
•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP measures only supplementally. As noted in the table below, Adjusted Net Income, Adjusted Earnings per Diluted Share, Adjusted EBITDA and Adjusted EBITDA margin include adjustments for non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, certain severance, relocation and related costs, foreign currency transaction losses and other unusual or one-time items. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described herein and in the reconciliation table below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

The following tables reconcile the Non-GAAP Financial Measures to the most directly comparable U.S. GAAP financial performance measure, which is net income, for the periods presented:

	Three Months Ended March 31,
	2022	2021
	(In thousands, except per share data)
Net income attributable to Funko, Inc.	$9,882	$6,514
Reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1)	4,636	4,572
Equity-based compensation (2)	3,369	2,690
Acquisition transaction costs and other expenses (3)	930	—
Certain severance, relocation and related costs (4)	1,680	25
Foreign currency transaction loss (5)	397	1,179
Income tax expense (6)	(2,465)	(2,025)
Adjusted net income	$18,429	$12,955
Adjusted net income margin (7)	6.0%	6.8%
Weighted-average shares of Class A common stock outstanding-basic	40,324	36,194
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	13,808	16,765
Adjusted weighted-average shares of Class A stock outstanding - diluted	54,132	52,959
Adjusted earnings per diluted share	$0.34	$0.24

	Three Months Ended March 31,
	2022	2021
	(amounts in thousands)
Net income	$14,518	$11,086
Interest expense, net	1,210	2,237
Income tax expense	3,678	2,293
Depreciation and amortization	10,471	10,262
EBITDA	$29,877	$25,878
Adjustments:
Equity-based compensation (2)	3,369	2,690
Acquisition transaction costs and other expenses (3)	930	—
Certain severance, relocation and related costs (4)	1,680	25
Foreign currency transaction loss (5)	397	1,179
Adjusted EBITDA	$36,253	$29,772
Adjusted EBITDA margin (8)	11.8%	15.7%

(1)
Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income was attributable to non-controlling interests.

(2)	Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on the timing of awards.
(3)	For the three months ended March 31, 2022 includes costs related to investment banking and due diligence fees.
(4)
For the three months ended March 31, 2022, includes charges related to one-time relocation costs for U.S. warehouse personnel in connection with the new opening of a warehouse and distribution facility in Buckeye, Arizona. For the three months ended March 31, 2021, represents severance, relocation and related costs associated with residual payment of global workforce reduction implemented in response to the COVID-19 pandemic.

(5)	Represents both unrealized and realized foreign currency losses on transactions denominated other than in U.S. dollars, including derivative gains and losses on foreign currency forward exchange contracts.
(6)	Represents the income tax expense effect of the above adjustments. This adjustment uses an effective tax rate of 25% for all periods presented.
(7)	Adjusted net income margin is calculated as Adjusted net income as a percentage of net sales.
(8)	Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.